Converted Organics Inc.
137A Lewis Wharf
Boston, MA 02110

April 11, 2012

Iroquois Master Fund Ltd.
Iroquois Capital Opportunity Fund LP
c/o Iroquois Capital Management, LLC
641 Lexington Avenue, 26th Floor
New York, New York 10022

Re: Securities Purchase Agreement, dated as of December 17, 2010, by and among Converted Organics Inc. (the “Company”), Iroquois Master Fund Ltd. (“IMF”) and Iroquois Capital Opportunity Fund LP (“ICOF” and together with IMF, the “Holders”), as has been and may be amended from time to time (the “2010 SPA”)

Securities Purchase Agreement, dated as of April 1, 2011, by and among the Company and the Holders, as has been and may be amended from time to time (the “2011 SPA”)

Securities Purchase Agreement, dated as of January 3, 2012, by and among the Company and the Holders, as has been and may be amended from time to time (the “2012 SPA”)

Dear Mr. Silverman:

For purposes of this letter agreement, (x) “Warrants” means, collectively, (i) the Warrants (as defined in the 2010 SPA), as have been and may be amended from time to time, (ii) the Warrants (as defined in the 2011 SPA), as have been and may be amended from time to time and (iii) the Warrants (as defined in the 2012 SPA) (including, without limitation, all Warrants issued after the date hereof pursuant to the 2012 SPA), as have been and may be amended from time to time; and (y) “Transaction Documents” means, collectively, (i) the Transaction Documents (as defined in the 2010 SPA), (ii) the Transaction Documents (as defined in the 2011 SPA) and (iii) the Transaction Documents (as defined in the 2012 SPA).

A. The Company and each Holder hereby agree as follows with respect to each of the Warrants held by such Holder:

(i) Section 2(b)(vi) of each of such Holder’s Warrants (to the extent contained in such Holder’s Warrants) is hereby deleted in its entirety.

(ii) Section 2(c) of each of such Holder’s Warrants is hereby deleted in its entirety and replaced with the following:

“(c) Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a) or (b) of this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).”

(iii) Section 2(d) of each of such Holder’s Series A Warrants (as defined in the 2010 SPA and the 2011 SPA) is hereby deleted in its entirety and replaced with the following:

“[INTENTIONALLY OMITTED.]”

(iv) Section 4(c) of each of such Holder’s Warrants is hereby deleted in its entirety and replaced with the following:

“(c) Fundamental Transaction Put Right. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the Holder first becoming aware of any Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the greater of (i) the Black Scholes Value and (ii) the product of (1) $0.10 multiplied by (2) the aggregate number of Warrant Shares for which this Warrant is exercisable on the date of such request (disregarding, for purposes of this clause (2) (including, without limitation, for determining the number of Warrant Shares for which this Warrant is exercisable on the date of such request), (I) all limitations on exercise contained in this Warrant and (II) all decreases to the number of Warrant Shares that occurred from and after April 11, 2012, pursuant to Section 2(c) hereof that arise solely from an adjustment to the Exercise Price under clause (iii) of Section 2(a) hereof).”

(v) The defined term “Black Scholes Value” in each of such Holder’s Warrants is hereby deleted in its entirety and replaced with the following:

““Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greatest of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction and ending on the Trading Day of the Holder’s request pursuant to Section 4(c), (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any) and (3) without limiting clauses (1) and (2) above, if the applicable Fundamental Transaction results from a sale of all or substantially all of the assets of the Company or any of its Subsidiaries, a price per share equal to the quotient of (A) the sum of (X) the total consideration (including, without limitation, cash and non-cash consideration, the assumption of indebtedness and other amounts, earn-outs and contingent consideration) offered in the applicable Fundament Transaction plus (Y) the aggregate amount of cash then held by the Company and its Subsidiaries divided by (B) the total number of shares of Common Stock outstanding on the earlier to occur of the Trading Day of the Holder’s request pursuant to Section 4(c) and the date of consummation of the applicable Fundamental Transaction, (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c) and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 4(c) if such request is prior to the date of the consummation of the applicable Fundamental Transaction and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction.”

B. The Company represents and warrants to the Holders that the information contained in Exhibit A attached hereto is true and correct in all respects. The parties hereto acknowledge and agree that, and the Company represents and warrants that, no adjustment to the exercise price under, or number of shares of Common Stock (as defined in the Notes (as defined in the 2012 SPA)) issuable upon exercise of, any of the warrants listed on Exhibit A attached hereto has occurred other than the adjustments expressly set forth on Exhibit A attached hereto.

C. Notwithstanding anything contained in Section 4(c) of the Warrants (as amended by this letter agreement), (i) the amount payable by the Company solely under clause (ii) of Section 4(c) of all Warrants by the Holders shall not exceed $25,000,000 in the aggregate and (ii) to the extent the immediately preceding clause (i) of this Paragraph C applies, then such $25,000,000 shall be payable to the Holders on pro rata basis in relation to the aggregate amount that each Holder would have received under such clause (ii) of Section 4(c) if the immediately preceding clause (i) of this Paragraph C did not apply (it being expressly understood and agreed that nothing contained in this Paragraph C shall limit any amount payable by the Company under clause (i) of Section 4(c) of any Warrant held by any Holder).

D. The Company and the Holder further agree that, notwithstanding anything contained in any of the Transaction Documents to the contrary, each issuance of shares of Common Stock upon conversion of the Notes or the April Notes (as defined in the Notes) (i) does not constitute an issuance of Excluded Securities (as defined in each of the Warrants) and (ii) will trigger the anti-dilution adjustments under Section 2(b) and Section 2(c) of each of the Warrants.

E. Immediately following execution of this letter agreement by the parties, (i) all warrants listed on Exhibit A attached hereto that were issued to either of the Holders prior to December 2010 and (ii) all of the Series B Warrants (as defined in the 2010 SPA and 2011 SPA) and Series C Warrants (as defined in the 2010 SPA and 2011 SPA) issued to the Holders pursuant to the 2010 SPA and 2011 SPA, in each case, are hereby cancelled.

F. The Warrant issued by the Company to IMF on March 13, 2012, is hereby amended to add the following to such Warrant as Section 17:

“17. MANDATORY EXERCISE. If at any time after April 11, 2012, the daily trading volume of the Common Stock (as reported by Bloomberg) on the applicable Eligible Market is greater than 2,000,000 shares (as adjusted for splits, combinations and other similar transaction occurring after April 11, 2012) per Trading Day for a period of five (5) consecutive Trading Days (such five (5) Trading Day period is referred to herein as the “Mandatory Exercise Measuring Period”), then the Company shall have the right to require the Holder to exercise this Warrant in accordance with Section 1 hereof on the Mandatory Exercise Date (as defined below) for a number of Warrant Shares equal to the quotient of (x) $25,000 divided by (y) the Exercise Price in effect on the Mandatory Exercise Date (a “Mandatory Exercise”). The Company may exercise its right to require exercise under this Section 17 by delivering (provided that the condition set forth above is then satisfied), on the first (1st) Trading Day immediately following the end of the Mandatory Exercise Measuring Period, a written notice thereof by facsimile to the Holder (the “Mandatory Exercise Notice” and the date the Holder receives such notice by facsimile is referred to as the “Mandatory Exercise Notice Date”). The Mandatory Exercise Notice shall be irrevocable and shall state the Trading Day selected for the Mandatory Exercise in accordance with this Section 17, which Trading Day shall be at least two (2) Trading Days but not more than sixty (60) Trading Days following the Mandatory Exercise Notice Date (the “Mandatory Exercise Date”). Any portion of this Warrant exercised for cash by the Holder after the Mandatory Exercise Notice Date shall reduce the number of Warrant Shares for which this Warrant is required to be exercised on the Mandatory Exercise Date. If the Company has elected a Mandatory Exercise, the mechanics of exercise for a cash exercise set forth in Section 1 shall apply, to the extent applicable, as if the Company had received from the Holder on the Mandatory Exercise Date an Exercise Notice with respect to all of the Warrant Shares subject to the Mandatory Exercise (but taking account of all reductions pursuant to the immediately preceding sentence). Notwithstanding anything contained in this Section 17 to the contrary, if the daily trading volume of the Common Stock (as reported by Bloomberg) on the applicable Eligible Market on any Trading Day during the period commencing on the Mandatory Exercise Notice Date and ending on the Trading Day immediately preceding the Mandatory Exercise Date is less than 2,000,000 shares (as adjusted for splits, combinations and other similar transaction occurring after April 11, 2012) per day, then, the Mandatory Exercise Notice delivered to the Holder shall be null and void ab initio and the Mandatory Exercise contemplated by such Mandatory Exercise Notice shall not occur. If the Company elects to cause a Mandatory Exercise of this Warrant pursuant to this Section 17, then it must simultaneously take the same action with respect to all of the other Warrants then outstanding which contain a provision similar to this Section 17.”

G. Except as expressly set forth herein, (i) each of the Transaction Documents and each of the obligations of the Company thereunder, and each of the rights of and benefits to each of the Holders thereunder, is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that from and after the date hereof, without implication that the contrary would otherwise be true, (A) all references in the Warrants to “this Warrant,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Warrants shall mean the Warrants as amended by this letter agreement and (B) all references in the Transaction Documents to “the Transaction Documents,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Transaction Documents shall mean the Transaction Documents as amended by this letter agreement and (ii) the execution, delivery and effectiveness of this letter agreement shall not operate as an amendment or waiver of any right, power or remedy of any of the Holders under any of the other Transaction Documents, nor constitute an amendment or waiver of any provision of any of the Transaction Documents and each of the Transaction Documents shall continue in full force and effect, as amended or modified by this letter agreement. The parties hereto agree that this letter agreement (i) amends (and constitutes an amendment to) all the Transaction Documents as expressly contemplated by this letter agreement to give full force and effect to the terms and conditions of this letter agreement and (ii) constitutes a “Transaction Document” for purposes of all Transaction Documents. It is expressly understood and agreed that the transactions contemplated by this letter agreement are being undertaken pursuant to Section 3(a)(9) of the 1933 Act (as defined in the 2012 SPA).

H. This letter agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

I. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this letter agreement and the consummation of the transactions contemplated hereby.

J. The Company shall, on or before 8:30 a.m., New York time, on April 12, 2012, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this letter agreement in the form required by the 1934 Act (as defined in the 2012 SPA). From and after the filing of such 8-K, the Company confirms that it will have disclosed all material, non-public information (if any) regarding the Company and its Subsidiaries (as defined in the 2012 SPA) delivered to the Holders by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this letter agreement.

[signature page follows]Sincerely,

/s/ Edward Gildea

Edward J. Gildea,

CEO

Agreed to and accepted:

Iroquois Master Fund Ltd.

By: Iroquois Capital Management, LLC

Its: Investment Manager

By:	/s/ Authorized signatory

Name:

Title:

Iroquois Capital Opportunity Fund LP

By:	/s/ Authorized signatory

Name:

Title: